Exhibit 10.20

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) dated the 17th day of December, 2014 (the “Effective Date”), is made by and between 6800 BROKEN SOUND, LLC, a Florida limited liability company (hereinafter, referred to as “Landlord”) and its successors or assigns, and TOWERSTREAM CORPORATION, a Delaware corporation (hereinafter, referred to as “Tenant”).

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises described below for the term and subject to the terms, covenants and conditions hereinafter set forth:

1.0     DEFINITIONS. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

1.1.     Base Rent: The base rent set forth in hereinafter shall increase yearly by an amount equal to 3.0% over each prior Lease Year (defined below) (plus all applicable sales tax legally required).

	Annual Base Rent	Annual Base	Monthly Base	Monthly	Sales Monthly
Lease Term(a)	per Square Foot	Rent	Rent	CAM	Tax	Total

1. 1/1/15-2/28/15	$0.00	$0.00	$0.00	$3,952.28	$237.14	$4,189.42
2. 3/1/15-2/28/16	$15.00	$53,130.00	$4,427.50	$3,952.28	$502.79	$8,882.57
3. 3/1/16-2/28/17	$15.45	$54,723.90	$4,560.33	TBD	TBD	TBD
4. 3/1/17-2/28/18	$15.91	$56,353.22	$4,696.10	TBD	TBD	TBD

(a) Upon ascertaining the actual Commencement Date pursuant to Section 1.4 herein, the Lease shall be amended to reflect the actual dates of the Lease Terms.

1.2.     Brokers: Landlord is represented in this Lease by CB Richard Ellis, Inc. and Tenant is represented by Jones Lang LaSalle (collectively, the “Brokers”). The Brokers shall be paid a brokerage commission by Landlord pursuant to a separate written agreement. Landlord and Tenant do each hereby agree to indemnify, defend and hold the other harmless from any and all commissions, claims, finders fees, or other amounts claimed by any other real estate broker (other than the Brokers) claiming a commission by, through or under indemnifying party.

1.3.     Building/Project: Collectively, the buildings and other improvements constructed on the Land (as hereinafter defined).

1.4.     Commencement Date: The Commencement Date shall be the later of (i) the date Landlord notifies Tenant that the Premises shall be vacated, which shall in no event be later than ninety (90) days subsequent to the Effective Date; or (ii) when the Tenant Improvements are Substantially Completed. Substantially completed shall be defined to be when (i) all of the Tenant Improvements have been completed in accordance with all plans and specifications approved by Tenant (minor punch list items excepted), (ii) all Building services are available to the Premises; and (iii) the Premises has received a certificate of occupancy or other governmental authorization allowing Tenant to legally occupy the Premises. Provided Tenant has provided to Landlord Certificates of Insurance for the Premises as required within this Lease Agreement, and the Premises have been vacated by the prior tenant, or Landlord has obtained consent from the prior tenant, Tenant shall have the right to access to the Premises thirty (30) days prior to the Commencement Date for the purpose of installing furniture, fixtures, data, telephone systems and cabling, without an obligation to pay Rent at the Premises during such period of time. Tenant shall not interfere with any of the Landlord’s contractors, subcontractors or workers completing the Tenant Improvements at the Premises during such period of time in which the Tenant accesses the Premises or the purposes specifically set forth herein, and Tenant shall due so at its own risk, without liability on behalf of the Landlord for personal injury or damage to Tenant’s furniture, fixtures and cabling.

1.5.     Governmental Authority: Any federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of same.

1.6.     Governmental Requirement: Any law, enactment, statute, code, ordinance, rule regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, agreement or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to the Premises.

1.7.     Land: The real property located in Arvida Park of Commerce in Boca Raton, Florida with a street address of 6800 Broken Sound Parkway, Boca Raton, Florida 33487, legally described in Exhibit “1.7”, attached hereto and made a part hereof.

1.8.     Lease Year: A period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Rent Commencement Date, provided the Rent Commencement Date shall occur on the first day of a calendar month; otherwise, the first Lease Year shall begin on the first day of the calendar month next following the date of commencement of the Term hereof. Each succeeding Lease Year shall commence upon the anniversary of the first Lease Year.

1.9.     Normal Building Hours of Operation. Monday through Friday, 8:00 AM through 6:00 PM. Notwithstanding the foregoing, Tenant shall have access to the Premises and operating elevators 24 hours per day, 365 days per year. Building holidays shall be limited to recognizable state and national holidays. In the event Tenant desires the HVAC to operate outside of normal building hours of operation, the Tenant shall notify the Landlord of same and the HVAC may be operated outside of normal building hours at a cost of $35.00 per hour.

1.10.     Occupancy Date: Provided the Premises has been vacated by the prior tenant, or Landlord has obtained consent from the prior tenant, the Tenant shall be allowed access to the Premises thirty (30) days prior to the Commencement Date (provided that Tenant has provided to Landlord certificates of all insurances required herein and shall be obligated to comply with all other terms and conditions of this Lease). From the Occupancy Date to the Commencement Date, the Tenant shall not be entitled to legally occupy the Premises for conduct of its business, but shall be entitled access to the Premises for the purpose of installing furniture, fixtures, equipment, data, telephone systems and cabling.

1.11.     Option to Renew and Extend Lease: Provided the Tenant is not in default of any term or condition of this Lease Agreement beyond any applicable notice and curative periods, Tenant shall be granted one (1) five (5) year option to renew and extend the Lease at the prevailing market base rent and all other terms and conditions of the Lease Agreement, in accordance with the terms and conditions of that certain Option attached hereto and made a part hereof as Exhibit 1.11.

1.12.     Premises: The Premises is designated as Suite 125, located at 6800 Broken Sound Parkway, Boca Raton, Florida 33487. The Premises consists of approximately 3,542 rentable square feet and constitutes 6.97% percentage of the gross rentable square footage of the Building which is 50,809 rentable square feet. The square footage and percentages set forth in herein shall be deemed conclusive, with the Landlord and Tenant agreeing upon the square footage and percentages to be paid which may take into account any loss factor, area located between demising walls, or may include exterior wall structures. The parties acknowledge and agree that the Tenant is satisfied with the square footage calculation and the percentage calculation and accepts the same, thereby waiving any right to object to the square footage or percentage calculation in the future.

1.13.     Permitted Purpose: General office use, to the extent permitted by Governmental Requirements, and for no other purpose whatsoever.

1.14.     Prepaid Rent. The first month’s prepaid Rent in the total amount of Eight Thousand Eight Hundred Eighty Two and 57/100 Dollars ($8,882.57) shall be due upon the execution of this Lease by Tenant.

1.15.     Rent Commencement Date: March 1, 2015, or such later date which is two (2) full months subsequent to the Commencement Date.

1.16.     Security Deposit: Three months gross rent in the total amount of Twenty Six Thousand Six Hundred Forty Seven and 71/100 Dollars ($26,647.71) which is due upon execution of this Lease by Tenant.

1.17.     Signage: Tenant shall be provided, at Landlord’s cost, a lobby directory signage strip in accordance with the Building’s standard lettering signifying Tenant and the Tenant’s Premises suite number, and individually signage on the suite in accordance with the Building standard signage. There are no other signage rights, which are granted within this Lease to Tenant.

1.18.     Tenant Improvements. Landlord shall deliver the Premises in broom clean condition, in compliance with all state and local codes and ordinances governing the Premises, including the Americans with Disabilities Act with all Building systems (including HVAC, plumbing, electrical, structural, floor condition, fire and life safety) in good working order. Other than as specifically set forth herein Tenants accepts the Premises and its “AS IS, Where is” condition with any and all faults. Tenant has performed such inspections of the Premises as it deems necessary in its sole and absolute discretion and understands Tenants acceptance of the Premises in accordance with the terms ands conditions contained herein is a material inducement to Landlord entering into this Lease.

1.19.     Tenant Improvement Allowance. Upon Tenant’s occupying the Premises and first payment of Rent by Tenant to Landlord and upon Tenant providing to Landlord lien releases and lien waivers from all contractors, sub-contractors or material men providing work or labor to the Premises for any Tenant’s Improvements constructed thereon, Landlord shall pay to Tenant a Tenant Improvement Allowance equal to $3.00 per rentable square foot which equals $10,626.00. The Tenant Improvement Allowance may be used by Tenant for painting, carpeting, installing supplemental HVAC system for the IT room, and if sufficient funds are left over for moving costs into the Premises. Tenant shall have the right to use their own architect for general services for space planning or construction documents. Landlord shall reimburse Tenant for space planning services and construction documents in an amount not to exceed fifteen cents ($0.15) per rentable square foot, which equals Five Hundred Thirty One and 30/100 ($531.30) Dollars. The space planning allowance shall be paid to Tenant upon Tenant’s provision to Landlord of proper invoices from any such space planner or engineer for such space planning services. Tenant has request removal of the eight (8) foot wall as set forth on Exhibit 1.19 attached hereto and made a part hereof (the “Removed Wall”). Tenant agrees that it shall patch the carpet in such place as the wall has been removed, as well as finish off all adjacent walls and connector walls to that of a smooth, clean, painted finish consistent with the finishes within the Premises. Upon expiration or termination of this Lease Agreement, Landlord may, in Landlord’s sole discretion require the Tenant to reconstruct the Removed Wall to its condition prior to its removal, and Tenant shall restore all finishes, carpeting, and all other areas surrounding the Removed Wall to that condition which it existed prior to its removal. Completion of the restoration of the Removed Wall as required herein, if required by Landlord shall be a condition precedent to Tenant’s right to receive any portion of its Security Deposit herein upon expiration or termination of the Lease, and in the event that the cost of restoration of the Removed Wall is greater than Security Deposit, the Tenant shall remain responsible for all costs of same. Tenant shall provide to Landlord a copy of all plans for removal of the Removed Wall and shall have such alterations performed in a good and workman like manner, by a licensed general contractor and after obtaining all building permits which may be required by the City of Boca Raton, Florida or Palm Beach County, Florida and providing lien releases for all work and materials required to complete such restoration.

1.20.     Tenant’s Proportionate Share: Tenant’s proportionate share shall be 6.97%, which is determined by dividing the gross rentable square footage of the Building by the gross rentable square footage of the Premises.

1.21.     Term: That time period between the Commencement Date and the Termination Date.

1.22.     Termination Date: The date that is thirty eight (38) full calendar months following the Commencement Date.

2.0     USE/COMPLIANCE. Tenant shall use the Premises solely for the Permitted Purpose, and for no other purpose whatsoever. Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which in any manner is inconsistent with the Permitted Purpose and in the reasonable discretion of Landlord (a) violates the Certificate of Occupancy for the Premises or for the Building, (b) causes or is liable to cause injury to the Premises or the Building or any equipment, facilities or systems therein, (c) constitutes a violation of the laws and requirements of any public authorities or the reasonable requirements of insurance bodies, (d) impairs or tends to impair the current character, reputation or appearance of the Building, (e) impairs or tends to impair the proper and customary maintenance, operation and repair of the Building and/or its equipment, Common Areas (hereinafter defined), (f) constitutes a nuisance, public or private, or violates any environmental law, ordinance or regulation, (g) discharges objectionable fumes, vapors or odors into the building vents or otherwise in such a manner as to offend or inconvenience the other tenants or occupants of the Building, or (h) is inconsistent with the occupational licenses issued by any governmental authority, if any. Tenant shall timely obtain all occupational licenses required for the use, occupation, or employment of any person within the Premises, if any. Tenant agrees to comply with the Rules and Regulations (defined below) Landlord may adopt from time to time. Further, Tenant specifically agrees that Tenant shall not (i) conduct, or permit or suffer to be conducted, any solicitation, demonstration, business, occupation undertaking or activity outside of the Building in which the Premises are located; (ii) use or permit or suffer the use of any portion of the Premises for any unlawful, improper, objectionable purpose (i.e., for itinerant vending or for any other activity of a type which is inconsistent with reasonable commercial standards as determined by Landlord). Trash compactors or similar apparatus shall be located in a screened or enclosed area, and no trash or garbage shall be stored in any area other than inside the Premises (and Tenant shall attend to the timely disposal of trash in the manner provided in this Lease). In the event Tenant uses the Premises for purposes not expressly permitted herein, Landlord may deem it an Event of Default (as defined in Section 22 below) and Landlord may restrain said improper use by injunction.

3.0     CONTROL OF COMMON AREAS BY LANDLORD. The Common Areas shall be kept free of existing and future Tenant marketing materials and medical waste containers. All areas within the exterior boundaries of the Building or outside the exterior boundaries of the Building which are now or hereafter held for lease or occupation by the Landlord, or used by other persons entitled to occupy floor space in the Building including, without limitation, all automobile parking areas, driveways, entrance and exits thereto, landscaped areas, drainage areas, easements, utility areas, and other facilities furnished by Landlord in or near the Building, including employee parking areas, covered reserved parking leased to a specific tenant, pedestrian sidewalks and ramps, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers, (“Common Areas”), shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, but not the obligation, to construct, maintain and operate lighting facilities on all said areas and improvements, to police the same, from time to time to change the area, level, location and arrangement of parking areas and other facilities herein above referred, to restrict parking by tenants, their officers, agents and employees to employee parking areas, to require tenants, their officers, agents and employees to provide vehicle license numbers and to use parking decals or other reasonable parking identification procedures.

Landlord shall have the right to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein, to close temporarily all or any portion of the parking areas or facilities for repairs or improvements, to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements, as Landlord shall determine in its reasonable discretion to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord shall keep the Common Areas clean and in good repair and available for the purposes for which they are intended. Landlord shall have the full right and authority to employ all personnel and to make all Rules and Regulations pertaining to and necessary for the proper operation and maintenance of the Building, and all Common Areas.

4.0     USE OF ADDITIONAL AREAS. The use and occupation by the Tenant of the Premises shall include a revocable license for the non-exclusive use in common with others entitled thereto of the common areas, employees parking areas, sidewalks and parking areas as such Common Areas now exist or as such Common Areas may hereafter be constructed, and other facilities as may be designated from time to time by the Landlord, subject however to the terms and conditions of this Lease and to Rules and Regulations for the use thereof (including parking allocation and validation procedures) as prescribed from time to time by the Landlord, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction, provided Tenant shall at all times have reasonable access to and parking for the Premises.

5.0     RENT.

5.1.     The term “Rent” as used in this Lease, shall include the Base Rent, and all other items, costs and expenses identified herein as “Additional Rent,” together with all other amounts payable by Tenant to Landlord under this Lease. Beginning on the Rent Commencement Date, Tenant shall pay each monthly installment of Rent (plus all sales taxes from time to time imposed by any Governmental Authority in connection with rents paid by Tenant under this Lease), in advance on the first calendar day of each month during the Term. Monthly installments for any fractional calendar month, at the beginning or end of the Term, shall be prorated based on the number of days in such month, which fall during the Term. Tenant shall pay all Rent, without demand, deduction or set off, to Landlord at the place specified for notice in Section 33 below. Tenant also shall pay a late charge (“Late Charge”) equal to the maximum lawful rate of interest per annum, on a per diem basis, of the amount of any delinquent installment of Rent as an administrative fee with each payment of Rent not paid within three (3) days after same is due hereunder. The provisions herein for a Late Charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligations to pay all such items at the time or times herein stipulated. Notwithstanding the imposition of such Late Charge pursuant to this Section, an Event of Default shall occur if any or all payments required to be made by Tenant are not made before the expiration of any applicable notice and cure periods set forth in this Lease, and neither demand nor collection by Landlord of any such Late Charge shall be construed as a cure for such Event of Default on the part of Tenant.

5.2.     This Lease is intended to be a “triple net” Lease beginning on the Rent Commencement Date. Beginning on the Rent Commencement Date, in addition to the Base Rent hereunder, Tenant shall pay, as Additional Rent, Tenant’s Proportionate Share of 1/12th of the (“Expenses” as hereinafter defined) monthly, in advance, together with the payment of Base Rent. Landlord shall reasonably estimate the Expenses which will be payable for each year during the Term, in advance. Landlord estimates that as of the Effective Date, the Expenses are Thirteen and 39/100 Dollars ($13.39), a rentable square foot per annum. Landlord shall have the right at any time during the Term or during any Lease Year to revise the estimated Expenses in the event Landlord obtains estimates which may be different than that determined prior to the Lease Year, in which event, Tenant shall be responsible for paying each month the estimated Expenses as the same may be revised. Notwithstanding the foregoing, Tenant’s obligation for payment for the Controllable (“Controllable” expenses shall mean all expense obligations of Tenant other than Uncontrollable Expenses as defined hereinafter) portion of Expenses shall not increase in excess of five percent (5%) annually above the actual Expenses as calculated for each prior Lease Year on a cumulative basis. After the end of each Lease Year during the Term, Landlord shall furnish Tenant a detailed statement of the actual Expenses incurred throughout the prior Lease Year. If the actual Expenses incurred exceed the payments made by the Tenant, then the Tenant shall pay the balance owed within fifteen (15) days after receipt of the detailed statement from the Landlord. If the actual Expenses incurred are less than the payments made by the Tenant, then the Landlord shall refund the excess amount within fifteen (15) days after mailing the detailed statement to the Tenant.

5.3.     “Uncontrollable Expenses” shall mean all expenses, costs and amounts of every kind and nature relating to the Premises, including any amounts paid for: (i) Taxes, real property taxes, assessments (general, special, public and private and governmental charges or impositions of any kind or nature whatsoever levied or assessed against the Premises (including all costs reasonably incurred by Landlord in connection with any proceeding brought by Landlord to reduce, abate of limit the increase of said amounts); (ii) payments, assessments, fees and costs due to any property association encumbering the Property, under any applicable declaration, or pursuant to any easement, cross or reciprocal easement, operating agreement, development and/or parking rights agreement, declaration, covenant or other agreement or instrument pertaining to the payment or sharing of costs for common or parking areas or other matters of any kind of nature whatsoever levied or assessed against the Building and Land; (iii) costs of permits and licenses necessary to operate, manage and lease the Building and Land; (iv) insurance premiums applicable to the Building and Land, but not limited to that required under the Lease, and which may include windstorm, terrorism, boiler, rent loss, workers’ compensation and employers’ liability, builders’ risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies and/or other insurance maintained in connection with the ownership, operation, maintenance or management of the Building and Land together with any insurance deductible paid by Landlord in connection therewith; and (v) impositions, charges or fees of whatever kind or nature for water, sewer, gas, electric or other utilities with respect to the Building and Land. In the event that the Association is dissolved or is at any time not maintaining the Common Areas, Uncontrollable Expenses shall also include an equitable allocation (as reasonably determined by Landlord) of the Expenses incurred by Landlord or its designee to maintain, repair, replace and operate the Common Areas of the Building (excluding costs solely applicable to any building other than the Building).

5.4.     For purposes of this Section, the term Expenses shall mean all cost and expense of the ownership, operation, use, repair and maintenance of the Land, the Common Areas, the Building and the Premises, including, without limitation, Real Estate Taxes (as hereinafter defined), management fees, insurance expenses, all expenses paid or incurred by Landlord or on Landlord’s behalf in respect of the repair, maintenance, repair and operation of the Land, Common Areas and Building, including, without limitation, the following (i) salaries, wages, medical, surgical, union and general welfare benefits of employees while they are engaged in the repair, operation or maintenance of the Building and/or Land; (ii) payroll taxes, workmen’s compensation, uniforms and the related expenses from employees; (iii) the costs of all charges for gas, electricity, water, sewer, garbage collection, and other utilities furnished to the Building and Land, together with any tax on such utilities; (iv) the cost of painting; (v) the costs of all charges for rent, casualty and liability insurance with regard to the Building or Land and maintenance and/or operation thereof, office, postage and normal telephone usage, (vi) the cost or rental of all supplies (including, without limitation, cleaning supplies) tools, materials and equipment, and sales and other taxes thereon; (vii) depreciation of tools, equipment and other items used in repair, maintenance or operation of the Building; (viii) the cost of all charges for window and other cleaning and janitorial and security services (if provided); (ix) amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, maintenance and repair of any part of the Building or the heating, air conditioning, ventilating, plumbing, electrical and other systems of the Building; (x) repairs and replacements made by Landlord at its expense; (xi) alterations and improvements to the Building and/or the Land made by reasons of laws and requirements of any public authorities or the requirements of insurance bodies; (xii) the cost of any capital improvements to the Building and/or land and/or any machinery or equipment installed in the Building which is made or becomes operational as the case may be; (xiii) the cost of amortization or depreciation of any improvement, machinery or equipment; (xiv) reasonable legal (for administration of the property), authority and professional fees incurred in connection with the operation, maintenance and management of the Building and/or Land; (xv) painting, refurbishing, recarpeting, redecorating or landscaping any portion of the Land or Building, exclusive of any work done in any tenant space, and which shall include (a) roof maintenances, which may include the replacement of the roof should the Landlord deem it necessary, (b) repainting the Building, (c) maintenance of the parking lot, including, but not limited to, resealing, restriping, resurfacing, (d) all amounts collected and held by Landlord with respect to reserve accounts for those items which Landlord has designated, (e) all the charges properly applicable to the repair, operation and maintenance of the Building and Land in accordance with generally accepted accounting principles, and (f) reserves for any item of repair or replacement; (xvi) property association maintenance and assessments expense ; (xvii) utilities for the Building including electricity, power, gas, steam, oil, other fuel, water, sewer, lighting, heating, air conditioning, ventilating; (xviii) all insurance applicable for the Building and Land; (xix) management company fees; (xx) payments pursuant to any easement, cross or reciprocal easement, operating agreement, development and/or parking rights agreement, declaration, covenant or other agreement or instrument pertaining to the payment or showing of costs for common or areas or other matters; (xxi) operation, maintenance, repair, installation, replacement, inspection, test, painting, decorating, cleaning of the Building and Land including: (a) Building identification and monument signs, directional signs, traffic signals and markers, flag poles and canopies, (b) sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, (c) storm and drainage systems, (d) irrigation systems, (e) elevators, (f) systems and equipment, (g) interior and exterior flowers and landscaping, (h) all other portions, facilities, features and amenities of the Building and Land including common areas, wall coverings, lobbies.

5.5.     For purposes of this Section. “Real Estate Taxes” shall include any form of real estate tax or assessment, imposition, general, special, or extraordinary and any license fee, commercial rental tax, improvement bond(s), levy or tax (other than inheritance, personal income, estate, net income, franchise, capital stock or gift taxes) imposed on the Premises from time to time by any Governmental Authority. Tenant shall also pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Tenant’s personal property installed or located in or on the Premises. Further, Tenant shall, upon request, deliver to Landlord paid tax receipts evidencing Tenant’s timely payment of all taxes assessed upon Tenant’s personal property.

5.6.     Landlord shall provide to Tenant subsequent to the end of each fiscal year of Landlord, a statement of amounts actually paid as Building Expenses for the preceding year and a statement of actual Building expenses in such detail as necessary to determine the various cost components and in such form as is customary in commercial office property management. Provided that Tenant is not at the time in default under this Lease after the expiration of all applicable notice and grace periods, and provided further that Tenant strictly complies with the provisions of this Section, Tenant shall have the right to reasonably review supporting data for any portion of the Building Expenses in this Section that Tenant desires to review for a period not to exceed two (2) years subsequent to the provision by Landlord of any such statement of Building Expenses. In order for Tenant to exercise its right under this Section, Tenant shall, within two (2) years after presentation of a statement of the actual Building Expenses deliver a written notice to Landlord specifying the portions of such Building Expenses Tenant desires to review. Tenant shall pay the Building Expenses and other sums as provided herein prior to exercising the right granted in this subparagraph although such payment may be made under protest. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant’s obligation to make all rental payments and all payments for its share of estimated and actual Building Operating Costs and Expenses) pending the completion of and regardless of the results of any review of records under this subparagraph 5.5.

As a condition precedent to Tenant’s exercise of its right to review provided for in this subparagraph 5.5, Tenant shall deliver to Landlord a reasonable Confidentiality Agreement (in form and content as prepared by Landlord) executed by Tenant and any person or entity participating in the review, acknowledging that all results of such review, as well as any compromise, settlement or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person, except Tenant’s accountants, tax advisors, attorneys, other Tenant’s professionals, and Tenant’s employee, except if required to in a court order, subpoena or litigation between Landlord and Tenant pursuant to any litigation between Landlord and Tenant or other governmental requirement, regulation, law or ordinance.

Tenant agrees that any review of records under this subparagraph shall occur at Landlord’s office or such other location designated by Landlord in the county in which the Building is located. Any review to be conducted under this subparagraph shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants that are not being compensated on a contingency fee basis and are licensed in the State of Florida. Tenant acknowledges and agrees that any records reviewed under this subparagraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the certified public accountants performing the review and the principals of Tenant who receive the results of the review and as set forth in the immediately preceding paragraph. Tenant understands and agrees that this provision is of material importance to the Landlord and that any violation of the terms of this provision shall result in immediate and irreparable harm to the Landlord. Landlord shall have all rights allowed by law or equity if Tenant, its officers, agents or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate Tenant’s right to review in the future pursuant to this subparagraph. Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorneys’ fees suffered by or claimed against Landlord, based in whole or in part, upon the breach of this subparagraph 5.5 by Tenant and/or its certified public accountant, and shall cause its certified public accountant to be similarly bound.

Any errors disclosed by the review of records under subparagraph 5.5 shall be promptly corrected, provided that Landlord shall have the right at Landlord’s sole cost and expense to cause another review of the records to be made by an independent firm of certified public accountants licensed under the laws of the State of Florida. In the event of a disagreement between the two accounting firms, the two accounting firms shall mutually agree upon the selection of a third accounting firm, which shall cause another review of the records to be made. The cost and expense of the third review shall be paid equally by Landlord and Tenant. The results of the review of the third independent certified public accounting firm shall be binding upon Landlord and Tenant. In the event that the results of the review of records reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s next subsequent payment of Rent or, if the Lease Term has expired, paid to Tenant within thirty (30) days after final determination of such adjustment. In the event that such results show that Tenant has underpaid its obligations for a preceding period the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding payment of Rent. In the event that the results of the review of the third independent certified public accounting firm are not disputed, and the public accounting firm retained by Tenant to perform the review reveals that the Building Expenses were overstated in error by greater than five (5%) percent, then Landlord shall be responsible for the reasonable fees and costs of the certified public accountant for such review not to exceed Five Thousand and 00/100 ($5,000.00) Dollars. In the event that the results of such review reveals that the Building Expenses were not overstated, then the Tenant shall pay for the cost of Tenant’s professionals and Landlord’s professionals in defending such review, which costs shall not exceed Five Thousand and 00/100 ($5,000.00) Dollars.

5.7.     The Term taxes or Real Estate Taxes shall mean (1) the accurate amount for which the Building, and all Land or real property owned or leased by Landlord underlying the Building or adjacent thereto and used in connection with the operation of the Building are assessed by the Palm Beach County Tax Collector and the City or Municipal body having jurisdiction for the purposes of imposition of Ad Valorem Real Property Taxes; and (2) any expenses incurred by Landlord in contesting such Real Estate Taxes or assessments on the assessed value of the Building and/or the Land, which expenses shall be allocated to the tax year to which such expenses relate. Any special and other assessments in any tax year which are imposed upon the Property, and/or the Building shall be added to the amounts determined and shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof. If at any time during the Term of this Lease, the methods of taxation prevailing on the date hereof shall be altered, such additional or substitute tax assessment, levy, imposition, special assessment or charge, shall be deemed to be included within the term “Real Estate Taxes” for the purpose hereof. Any special assessment against the property made by the City of Boca Raton, Palm Beach County or any other taxing authority which may be made directly against the Land or by or through any association which encumbers the Land shall also be deemed to be an assessment within the definition of “Real Estate Taxes” which may be imposed and charged to Tenant pursuant to the terms herein for Additional Rent.

5.8.     Tenant shall also pay, as Rent, all sales, rental or use or excise tax imposed, levied or assessed against any Rent and any other charges or impositions required to be paid by Tenant to Landlord herein, or any other charge or payment required herein by any governmental authority having jurisdiction thereover, even though the taxing statute or ordinance may purport to impose such sales tax against the Landlord. The payment of any such rental, use sales tax or other tax or imposition shall be made by Tenant on a monthly basis, concurrently with payment of the Base Rent and Rent.

5.9.     Variable Expense, Grossing Up. If the Building is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Expenses (i.e. those items which vary according to occupancy levels) that have been paid by the Building, and the amount so determined shall be deemed to have been the amount of Expenses for such year and such variable Expenses shall be paid by Tenant prorata based upon the square footage of the Premises, divided by the occupied square footage within the Building for such calendar year. For example, but not in limitation thereof, in the event the Building was 80% occupied (80% multiplied by 50,809 square feet equals (40,647.2) the Building variable Expenses would be allocated to the Tenant pro rata based upon the Premises square footage of 3,542 square feet divided by the occupied square footage of the Building of that 40,647.2.

Similarly, if Landlord is not furnishing any particular utility or service (the costs of which, if performed by Landlord, would be included in Expenses) to a tenant during any period, Landlord may for such period adjust Expenses to exclude the rentable area of such tenant from the rentable area of the Building in computing Tenant’s Share of Expenses of the component of Expenses for such utility or service. For example in the event another tenant in the Building which occupies 10,000 square foot is not receiving certain services rendered to the Tenant, such expenses would only be allocated to the Tenant and any other tenants receiving such services on a per square foot basis.

5.10.     Additional Rent. Any and all sums of money or charges required to be paid by Tenant under this Lease, whether or not the same be so designated, shall be considered “Additional Rent.” If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next installment of Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

6.0     CONSTRUCTION.

6.1.     Landlord agrees that prior to the Commencement Date, Landlord shall complete the Tenant Improvements.

6.2.     Except for the Tenant Improvements, Tenant certifies that it has inspected the Premises and accepts same in its existing condition; and that no repair work, alterations or remodeling of the Premises shall be required to be done by Landlord as a condition of this Lease or otherwise.

7.0     CHANGES AND ADDITIONS TO BUILDING. Landlord hereby reserves the right at any time to perform maintenance operations and to make repairs, alterations, or additions, and to build adjoining or annexed to any existing building. Tenant agrees to cooperate with Landlord permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction. Temporary (defined as not longer than 9 months) or Partial Obstruction (defined as still allowing access in a reduced capacity) of access to the Common Facilities caused by such construction shall not be a default by Landlord.

8.0     PREPAID RENT: SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the Security Deposit. The Security Deposit shall be held as collateral security for the payment of Rent and other sums of money payable by Tenant under this Lease, and for the faithful performance of all other terms, covenants and conditions of Tenant hereunder; the amount of the Security Deposit, without interest, shall be repaid to Tenant after the expiration of the Term, provided Tenant shall have made all payments and performed all terms, covenants and conditions required under this Lease. Upon any Event of Default by Tenant hereunder, all or part of the Security Deposit may, at Landlord’s sole discretion, be applied on account of such Event of Default, and thereafter Tenant shall promptly restore the resulting deficiency in the Security Deposit. Tenant hereby waives the benefit of any provisions of law requiring the Security Deposit to be held in escrow or in trust , and the Security Deposit shall be deemed to be the property of Landlord and may be co-mingled by Landlord with its own funds. Tenant further acknowledges that the Security Deposit is not to be construed as prepaid Rent by Tenant for the last rental period of the Term.

9.0     UTILITIES. Tenant shall be responsible for any and all costs of telephone and any and all other expenses required to maintain the Premises and all interior components of the Premises, and any and all other utilities servicing the Premises, as more particularly set forth below. The generator currently serving the Building is for life safety only and may not be utilized by Tenant in any manner whatsoever. Tenant may, at Tenant’s sole cost install their own generator to serve the Premises, provided that the same meets all city codes and ordinances, all appropriate approvals are obtain from the City of Boca Raton, Florida, and the same is subject to the approval of Landlord, which shall not be unreasonably withheld. Any such generator shall be the sole and absolute responsibility of Tenant for full maintenance of same and in the event of such request, Landlord and Tenant shall enter into an Amendment to this Lease specifying the responsibilities of the Tenant relative to such generator. Upon expiration of the Lease Term, the generator and its service of the Premises and any and all electric lines or other facilities required for such generator to service the Premises shall become the Property of the Landlord and same shall not be removed by the Tenant upon the expiration of the Lease Term or any earlier default by Tenant in the Lease Term.

10.0     MAINTENANCE AND REPAIR BY TENANT. Tenant shall not store any trash, merchandise, crates, pallets or materials of any kind outside the Premises or Building. It is the intention of all parties to this Lease that it be a “triple net lease” and that Tenant shall pay, in addition to Rent, as Additional Rent, all items set forth in Section 5.3, and its subparts herein, and all costs and expenses related to the Premises, including, without limitation, all taxes, maintenance and repair expenses (except as otherwise specified herein). Except as set forth below, Tenant shall, at its sole cost and expense, maintain all of the Premises, including, but not limited to, interior walls, windows, doors, display windows, and all portions of the Premises in good and sanitary order, condition and repair. Tenant shall, at its sole cost and expense, keep and maintain all utilities, fixtures, mechanical, electrical and plumbing systems and equipment located in, on or about the Premises. Tenant shall be responsible for the maintenance of any and all interior and other areas of the Premises including, but not limited to, all walls, ceilings, fixtures, floors, all improvements, all tenant additions and any and all other areas within the Premises whatsoever. No vehicles, including, but not limited to, inoperable vehicles, recreational vehicles or vehicles without valid inspection tags, boats, motors or other similar equipment shall be stored or kept outside the Building. It is the intent of this Lease to prohibit any outside storage of any type. If Tenant fails to make, maintain or keep the Premises in good repair and such failure continues for five (5) days after written notice from Landlord, the same shall be deemed an Event of Default, and Landlord may perform, but is not obligated to perform any such required maintenance and repairs, and the cost thereof shall be Additional Rent payable by Tenant within ten (10) days of receipt of an invoice from Landlord.

11.0     MAINTENANCE BY LANDLORD. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses, except as provided below):

11.1.     Heat and air-conditioning shall be controlled by Landlord, in Landlord’s reasonable discretion for comfortable occupancy (estimated to be a range of 70 degrees to 76 degrees) of the Premises as offices, during Building Hours (as defined in Section 1.9). Tenant may request adjustments to the Premises temperature maintained during Business Hours, or before and after Building Hours at Tenant’s expense pursuant to Section 1.9 herein.

11.2.     Water for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Building, or points of supply in the Premises installed by or with Landlord’s written consent for such purpose.

11.3.     Cleaning and trash removal service in and about the Premises comparable to those provided as a standard service by landlords for office space in comparable office buildings in the nearby vicinity of the Property, but at least during business days as provided to other tenants in the Building.

11.4.     Passenger elevator service at all times (subject to changes in the number of elevators in service after Building Hours or at other times), freight elevator service (if the Building has such service, subject to scheduling by Landlord), in common with Landlord and other parties.

11.5.     Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices, where: (i) Tenant uses an amount of electricity that is generally consistent with average office use at the Building as reasonably determined by Landlord, and (ii) the Systems and Equipment are suitable, the safe and lawful capacity thereof is not exceeded, (iii) sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord’s reasonable discretion, and (iv) the electricity is at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building).

11.6.     Additional Utilities and Services. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Building, whether due to items of equipment or machinery generating heat, above normal concentrations of personnel or equipment, alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Building or existing Systems and Equipment, and if Landlord shall receive Tenant’s request within a reasonable period prior to the time such extra utilities or services are required. Tenant shall pay, for any extra utilities or services, such standard charges as Landlord shall from time to time establish, Landlord’s out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to fifteen percent (15%) of such costs (provided that, Landlord’s standard overtime HVAC charges shall not require an additional charged percentage thereon). All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within ten (10) days after such billing. Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional utilities and services, Landlord may reasonably elect from time to time to expand or modify the amounts of services and utilities available without separate charge, in which case the costs thereof shall be included in Expenses.

11.7.     Monitoring. Landlord may install and operate meters, sub meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord’s engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s charges and fees for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord’s charges for such amount of excess services or utilities used by Tenant.

The failure by Landlord to any extent to furnish, or the interruption, cessation or termination of services in whole or in part, or any curtailment in the use of the Premises resulting from any of the matters and things herein referred to shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement of this Lease. If any of the equipment or machinery used to provide the foregoing services does not function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of any resulting interruption in service unless caused by the negligent acts or omissions of Landlord.

12.0     INSURANCE: INDEMNITY.

12.1.     Tenant, at its sole cost and expense, shall, throughout the Term, procure and maintain:

(a)     Commercial general liability insurance with respect to the Premises and Tenant’s activities therein and thereabout, insuring against liability for personal injury or death, property damage or other loss, including liability arising out of Tenant’s indemnity set forth in this Lease (contractual liability endorsement) with self-insured deductibles and a combined single limit of not less than three million and 00/100 ($3,000,000.00) Dollars per occurrence for bodily injury and property damage;

(b)     Worker’s Compensation Insurance in at least the statutorily required amounts;

(c)     Causes of Loss–Special Form Extended Coverage, vandalism and malicious mischief, all risks and flood insurance in an amount adequate to cover the replacement costs of all personal property, decorations, trade fixtures, furnishings, equipment, and all contents of the Premises;

(d)     Rental interruption or business interruption insurance in the amount no less than one (1) year of Rents herein;

(e)     Such other forms of insurance as may be reasonably required by any lender or mortgagee of Landlord; and

(f)     Such other forms of insurance as may be reasonably required to cover future risks against which a reasonably prudent Landlord or Tenant would protect itself.

12.2.     Tenant’s insurance shall be with companies with at least a Best’s A rating that are authorized to transact business in the State of Florida. Landlord shall be named as an additional insured under Tenant’s insurance, and such insurance shall be primary and non-contributing with any insurance carried by Landlord. If, on account of the failure of Tenant to comply with the above, Landlord is adjudged to be a coinsurer by its insurance carrier, then any loss or damage Landlord may sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill thereof. Tenant shall provide endorsements of the insurance policies from Tenant’s insurance agent on which Tenant’s insurance agent or the terms of such policy provide Landlord thirty (30) days notice to Landlord prior to any cancellation of the coverages required hereunder. Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Premises, (but not to its obligation to pay Rent), endorsements of the insurance policies evidencing such insurance acceptable to Landlord, and Tenant shall within thirty (30) days of the expiration of such policies, deliver to Landlord endorsements of the insurance policies evidencing the renewal of such policies.

12.3.     Each policy evidencing insurance required to be carried by Tenant pursuant to this Section 12 shall contain the following clauses and provisions (which may be provided through blanket endorsements) (i) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; (ii) a provision including Landlord and any mortgagee of Landlord as an additional insured; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives; and (iv) a severability of interest clause or endorsement.

12.4.     In the event that Tenant fails to procure or to maintain, at the times and for the duration specified in this Section 12, any insurance required by this Section 12, or fails to carry insurance required by law or governmental regulation, Landlord may (but shall not be required to) at any time or from time to time, and without notice to Tenant, procure such insurance and pay the premiums therefore, and the cost of same, plus a fifteen (15%) percent administrative fee shall be deemed Additional Rent and shall be payable upon the Landlord’s demand.

 12.5.     Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord’s policies of hazard or liability insurance or which will prevent Landlord from procuring such policies with companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the building located within the Land to be increased beyond the minimum rate from time to time applicable to the Premises or to any property for the use or uses made thereof, Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord’s demand.

12.6.     Tenant, as a material part of the consideration to be rendered to Landlord, hereby agrees that it will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, occasioned wholly or in part by any act or omission of Tenant, its agents, employees, licensees, invitees, third persons in or about the Premises except any damage or loss attributable to Landlord’s negligence, act or omission, arising at any time. In addition, Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for personal injury or death, property damage or other loss to Tenant, its agents, employees, licensees, invitees or third persons in or about the Premises from any cause, except any damage or loss attributed to Landlord’s negligence or omission, arising at any time. Notwithstanding anything to the contrary in this Section, the amounts of insurance required of Tenant shall not be construed in any manner whatsoever so as to limit Tenant’s liability hereunder and Tenant’s indemnification and holding harmless of Landlord shall survive the termination of this Lease.

13.0     WAIVER OF SUBROGATION. Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to their respective property, which occurs on or about the Premises (whether due to the negligence of either party, their agents, employees, licensees, invitees or otherwise), to the extent that such loss or damage is reimbursed by insurance proceeds. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Premises shall contain appropriate waiver of subrogation clauses.

14.0     TENANT’S PROPERTY. Furnishings, trade fixtures and equipment installed by Tenant shall be the property of Tenant, and upon expiration of the Term, if there is then no existing Event of Default, Tenant may remove any such property and shall repair the Premises to the same condition as when the Term commenced, ordinary wear and tear excepted, or reimburse Landlord for the cost of so repairing the Premises. If Tenant fails to remove such property as required under this Lease, Landlord may do so and keep and use or dispose of the same in its sole discretion without any liability to Tenant on account thereof, and further may charge the reasonable and actual cost of any such removal, storage or disposition to Tenant

15.0     ALTERATIONS BY TENANT.

15.1.     Tenant shall not cut, drill into, disfigure, deface, or injure any part of the Premises, nor obstruct or permit any obstruction, alteration, addition, or installation in the Premises without the prior written consent of Landlord, which shall be in Landlord’s sole discretion. All alterations, additions or installations, including, but not limited to partitions, air conditioning ducts or equipment (except movable furniture and fixtures put in at the expense of Tenant and removable without defacing or injuring the Premises), shall become the property of Landlord at the expiration or any earlier termination of the Term. Landlord, however, reserves the option to require Tenant, at Tenant’s sole cost and expense, upon written notice at the time of installation, to remove all fixtures, alterations, additions, decorations or installations (including those not removable without defacing or injuring the Premises) and to restore the Premises to the same condition as when originally leased to Tenant, reasonable wear and tear excepted. All work performed by Tenant shall be done (a) in a good and workmanlike manner, (b) with materials of the quality and appearance comparable to those in the Building Project, (c) in compliance with all governmental requirements, and (d) by contractors or mechanics fully licensed by all applicable governmental authorities. Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord endorsements evidencing the existence of worker’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

15.2.     Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics, or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any such work in the Premises and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. These provisions are made with express reference to Section 713.10, Florida Statutes.

15.3.     All Tenant improvements and fixtures installed by Tenant shall be new or like new and in good working order. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior signs, exterior lighting, plumbing fixtures, shades or awnings or make any changes to the exterior of the Premises. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought, and simultaneously demonstrate to Landlord that the proposed alterations comply with local zoning and building codes. Tenant shall pay to Landlord the reasonable costs of Landlord’s attorney, architect and engineers to review such plans on behalf of the Landlord. Tenant shall not commence work on any Tenant improvements until Tenant has received from Landlord, Landlord’s written approval of Tenant’s plans and specifications.

15.4.     All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress (if any) and with the transaction of business in the Building. Without limitation on the generality of the foregoing, Landlord shall have the right to require that any of such work, which in Landlord’s reasonable judgment, generates excessive noise, odor or disruption be performed during hours when the Building is not open for business, and in accordance with other Rules and Regulations which Landlord may from time to time prescribe. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage, resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability or damage.

16.0     ASSIGNMENT: SUBLETTING.

16.1.     The identity and financial position of the Tenant is a material consideration of Landlord entering into this Lease. Tenant shall not, directly or indirectly, assign or sublet under this Lease or any part thereof, nor permit all or any part of the Premises to be used or occupied by another, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld. Subletting to a corporation which is a wholly owned subsidiary of the Tenant, or which has common ownership of the Tenant, shall not require consent of Landlord, provided that Tenant shall remain liable for all terms and conditions (financial or otherwise) of the Lease. The transfer of forty (40%) percent or more of the issued and outstanding capital stock of Tenant, however accomplished, whether in a single transaction or a series of related or unrelated transactions, shall constitute an assignment for the purposes of this Section. Any mortgage, pledge or assignment of this Lease, or any transfer of this Lease from Tenant through any change in the power to vote the majority of the outstanding voting stock of Tenant, shall constitute an assignment for the purposes of this Section. Any assignment or subletting made without such Landlord’s consent shall be voidable by Landlord. Any consent by Landlord, unless specifically stated therein, shall not relieve Tenant from its obligations under this Lease. To be effective, any assignment or sublease must be in writing and signed by the Landlord, Tenant and assignee/subtenant, and shall set forth the entire consideration being given and received. The acceptance of Rent from any other person shall neither be deemed to be a waiver of any of the provisions of this Lease nor be deemed to be a consent to the assignment of this Lease or subletting of the Premises. If Landlord shall consent to any assignment or subletting, the assignee/subtenant shall assume all obligations of Tenant hereunder and neither Tenant nor any assignee/subtenant shall be relieved of any liability hereunder in the performance of any of the terms, covenants and conditions hereof. In the event Tenant shall request the consent of Landlord to any assignment or subletting of this Lease, Tenant shall pay, as Additional Rent, all of Landlord’s administrative costs, reasonable attorney fees and processing costs incurred by Landlord in connection therewith regardless of whether or not Landlord consents to any such assignment or subletting.

16.2.     Any assignment made pursuant to subparagraph 16.1 above shall be subject to the following provisions: It is further agreed between Landlord and Tenant that Landlord shall be entitled to receive any increase in the Rent or other considerations paid by an assignee or subtenant in excess of the rental obligations of the Tenant to the Landlord as set forth in this Lease. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease is assigned without consent of Landlord, or if the Premises or any part thereof be underlet or occupied by any party other than Tenant without consent of Landlord, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained, or Landlord shall have the option of terminating this Lease on written notice to Tenant. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

16.3.     Assignment by Tenant. Any assignment or transfer, whether made with Landlord’s consent or without Landlord’s consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions herein shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

16.4.     Recapture. If at any time or from time to time during the term of this Lease and any option terms, Tenant desires to assign this Lease or to sublet all or any part of the Premises, then, not less than thirty (30) days nor more than sixty (60) days prior to the date (the “Transfer Date”) on which Tenant desires the assignment or sublease to become effective, Tenant shall give Landlord a notice (the “Transfer Notice”) that shall set forth the name, address and business of the proposed assignee or sublessee, all of the substantive and financial terms of the proposed transaction in full detail, and information (including, without limitation, all relevant financial statements and references) concerning the character, financial condition and retail business experience of the proposed assignee or sublessee. Notwithstanding anything to the contrary contained in this Section 16.4, Landlord shall have the option exercisable by giving notice to Tenant at any time within twenty (20) days after Landlord’s receipt of the Transfer Notice (i) in the case of an assignment or sublease, to terminate this Lease as to the portion of the Premises proposed to be sublet or assigned, in which event Tenant shall be relieved of all obligations under this Lease accruing after the Transfer Date; or (ii) in the case of a sublease, to sublease such portion of the Premises from Tenant upon the terms and conditions set forth in the Transfer Notice. No failure of Landlord to exercise either option with respect to the applicable portion of the Premises shall be deemed to be a consent by Landlord to the assignment or subletting of all or any portion of the Premises. If, after receipt of any Transfer Notice, Landlord exercises its right to terminate this Lease with respect to, or enter into a sublease for, the applicable portion of the Premises, Tenant shall have the right, exercisable by written notice to Landlord sent with ten (10) days after its receipt of Landlord’s said notice, to rescind the applicable Transfer Notice.

17.0     LIENS. Notwithstanding any provisions of this Lease to the contrary, Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises to any mechanics’ or materialmen’s liens or liens of any kind nor shall any provision in this Lease ever be construed as empowering Tenant to encumber or cause Tenant to encumber the title or interest of Landlord in the Premises. In order to comply with the provisions of Section 713.10 Florida Statutes, it is specifically provided that neither Tenant nor anyone claiming by, through or under Tenant, including, but not limited to, contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place any kind of lien whatsoever upon the Premises or any improvement thereon, any such liens are specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord’s interest to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord’s interest or assets. Tenant shall put all such parties with whom Tenant may deal on notice of the terms of this Section. If at any time a lien or encumbrance is filed against the Premises as a result of Tenant’s work, materials or obligations, Tenant shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within ten (10) days from the date it is filed, Tenant agrees to deposit with Landlord cash in an amount equal to one hundred fifty (150%) percent of the amount of any such lien or encumbrance, to be held by Landlord (without interest to Tenant, except as may be required by law) until any such lien or encumbrance is discharged.

18.0     CASUALTY/DAMAGE AND DESTRUCTION.

18.1.     Partial Damage: “Partial Damage” means damage or destruction to the Premises to the extent that the cost of repair is less than fifty (50%) percent of the fair market value of the Building immediately prior to such damage or destruction, as reasonably determined by Landlord. If at any time during the Term there is Partial Damage, Landlord may, at Landlord’s option, either (i) repair such damage, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease, which termination shall be effective as of the date of the occurrence of such damage.

18.2.     Total Destruction: “Total Destruction” means damage or destruction to the Premises to the extent that the cost of repair is fifty (50%) percent or more of the fair market value of the Building immediately prior to such damage or destruction, as reasonably determined by Landlord, if at any time during the Term there is a Total Destruction, Landlord may, at Landlord’s option, either (i) repair such damage in which event this Lease shall continue in full force and effect, or (ii) Landlord may terminate this Lease as of the date of such Total Destruction.

18.3.     Abatement of Rent: If Landlord repairs or restores the Premises pursuant to the provisions of this Section, the Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired. Except for abatement of Rent, if any, Tenant shall have no claim against Landlord as a result of any such damage. Furthermore, notwithstanding anything above to the contrary, Tenant shall not be entitled to any abatement of Rent if such damage is caused by Tenant.

19.0     CONDEMNATION. If all or any part of the Premises shall be taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining Term shall be reduced in the proportion that the Premises is reduced by the taking. If a partial taking or sale of the Premises (i) reduces the size of the Premises by more than twenty (20%) percent, or (ii) renders the Premises commercially unviable to Landlord (in Landlord’s sole discretion), then Landlord may terminate this Lease by notice to Tenant within thirty (30) days after Landlord receives written notice of the portion to be taken or sold, such termination to be effective one hundred eighty (180) days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenant’s trade fixtures and relocation costs (provided such awards do not reduce Landlord’s award). Without limiting the generality of the foregoing, all leasehold interest awards shall belong to and be paid to Landlord, and Tenant shall execute any assignment or other documentation requested by Landlord to effectuate such award or payment.

20.0     ACCESS. Tenant shall permit Landlord to enter the Premises at all reasonable times with reasonable notice for the purposes of inspecting and repairing the Premises and for ascertaining compliance by Tenant with the provisions of this Lease. Landlord shall use reasonable efforts so as to minimize any inconvenience to or disruption of Tenant. Landlord may show the Premises to prospective purchasers, mortgagees, or tenants at any time upon reasonable notice. If representatives of Tenant shall not be present to open and permit entry into the Premises at anytime when such entry by Landlord is necessary or permitted hereunder, Landlord, or its employees or agents may enter by means of a master key (or forcibly in the event of an emergency), without liability of Landlord to Tenant, and without such entry constituting an eviction of Tenant, and without such entry constituting an eviction of Tenant, and without incurring liability for trespass or causing a termination of this Lease.

21.0     SIGNS. All signs and symbols placed in or about doors, windows or elsewhere in or about the Premises, shall be subject to the consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Additionally, all such signs must comply with all applicable Governmental Requirements. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost thereof charged to Tenant as Additional Rent hereunder.

22.0     TENANT’S DEFAULT.

22.1.     All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity. The occurrence of any of the following shall constitute an “Event of Default” under this Lease by Tenant (i) Tenant shall fail to make payment of any monthly installment of Rent or any other charges hereunder when due, where such failure shall continue for a period of three (3) days; (ii) Tenant shall violate or fail to perform any of the other terms, covenants or conditions herein made by Tenant, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof to Tenant by Landlord or, if such violation or failure shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure same within thirty (30) days after receipt of notice thereof and continuously prosecute the curing of the same to completion with due diligence, but in no event longer than sixty (60) days after receipt of notice thereof; (iii) Tenant shall make a general assignment for the benefit of its creditors or shall file, a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above and said proceeding is not discharged within sixty (60) days of the filing hereof; (v) a trustee, receiver or liquidator shall be appointed for Tenant on a substantial part of its property; (vi) Tenant shall vacate or abandon the Premises; or (vii) Tenant shall mortgage, assign or otherwise encumber its leasehold interest other than as specifically permitted under this Lease.

22.2.     UPON ANY EVENT OF DEFAULT BY TENANT, LANDLORD SHALL HAVE THE FOLLOWING RIGHTS AND REMEDIES, WHICH MAY BE EXERCISED CUMULATIVELY OR INDIVIDUALLY:

(a)     Declare the entire balance of all forms of Rent due under this Lease for the remainder of the Term to be due and payable and may collect the then present value of the same (calculated using a discount equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Term) by distress or otherwise;

(b)     Apply the Security Deposit against all Rent and Additional Rent due under the Lease for the remaining term;

(c)     Terminate Tenant’s right to occupy the Premises;

(d)     Except in the event where Landlord has elected to accelerate Rent as provided for in Section 22.2(a), enter the Premises and relet the same or any part of the Premises in the name of Landlord, or otherwise, as Tenant’s agent, for a term shorter or longer than the balance of the Term, and may grant concessions or free rent in connection therewith, thereby terminating Tenant’s right to possess the Premises, without terminating Tenant’s obligations to pay the entire balance of all forms of Rent for the remainder of the Term, plus repairs and expense (including, but not limited to, the expenses of obtaining possession, brokerage expenses, tenant work modifications, legal fees, and decorating expenses) in connection therewith. Landlord shall have no obligation to relet the Premises, and its failure to do so, or failure to collect rent on reletting, shall not affect Tenant’s liability under this Lease. In no event shall Tenant be entitled to a credit or repayment for rental income which is payable by Tenant under this Lease or which covers a period after the original term of this Lease; and/or

(e)     Terminate this Lease and any right of renewal and retake possession of the Premises.

22.3.     Any and all property which may be removed from the Premises by Landlord, pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand any and all expenses incurred in such removal and all storage charges against such property. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or of Tenant’s right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and may either be retained by Landlord as its property or may be disposed in such manner as Landlord may see fit in its sole discretion. Further, Tenant shall be responsible for paying for any cost of reletting the Premises, including, but not limited to, reconfiguring, redesigning, reconstructing the Premises and any and all leasing or brokerage commissions which may be paid in the process of releasing the Premises.

22.4.     Tenant agrees, that if it shall at any time, fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving, or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord, in its sole discretion, may deem desirable, and in connection therewith, to pay expenses. All sums so paid by Landlord and all expenses in connection therewith, together with interest thereon at the maximum lawful rate of interest allowed per annum from the date of payment, shall be deemed Additional Rent hereunder and payable at the time of the next installment of Rent, thereafter becoming due and Landlord shall have the same rights and remedies for the non-payment thereof, or of any other Additional Rent, as in the case of default in the Payment of Rent.

22.5.     Notwithstanding anything to the contrary contained herein, if Landlord elects to terminate this Lease as a result of any of the contingencies specified in this Section, Landlord shall forthwith, upon such termination, be immediately entitled to recover as damages, and not as a penalty, an amount equal to the Rent and Additional Rent provided in this Lease for the remainder of the Term.

22.6.     If any of Tenant’s checks for Rent are dishonored by Tenant’s bank, the amount due shall be deemed a Late Charge and treated accordingly. In addition thereto, Tenant shall pay to Landlord a service charge covering administrative expenses relating thereto in the amount of One Hundred and 00/100 ($100.00) Dollars per such check. If during the Term more than two (2) of Tenant’s checks are so dishonored by Tenant’s bank, then Landlord, in its sole discretion, may require all future Rent of Tenant to be paid by cashiers check or money order only.

22.7.     Any payment required to be made by Tenant under the provisions of this Lease not made by Tenant when and as due shall, from the date when the particular amount became due to the date of payment thereof to Landlord, bear interest at the maximum lawful rate of interest allowed per annum. Notwithstanding anything to the contrary in this Lease, Tenant does not intend or expect to pay, nor does Landlord expect to charge, accept, or collect any Rent, Late Charge or interest which collectively would be greater than the highest legal rate of interest which may be charged under the laws of the State of Florida.

22.8.     In the event of a breach or threatened breach by Tenant of any of the terms, covenants and conditions or this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Reference in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Premises, by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease or otherwise; and further expressly waives service of any notice of Landlord’s intention to re-enter. Notwithstanding the aforementioned, Tenant shall pay all and singular the costs, charges, and expenses, and attorneys’ fees, reasonably incurred or paid at any time by Landlord, including initial collection efforts until fully satisfied, because of the failure of Tenant to perform, comply with and abide by each and every of the terms, covenants and conditions of this Lease, provided such expenses, costs, charges and attorneys’ fees are awarded by a court of competent jurisdiction.

23.0     BANKRUPTCY OR INSOLVENCY. Tenant shall not assign, mortgage or encumber this Lease, nor sublet, nor suffer or permit the Premises or any part thereof to be used by others, except as allowed herein; provided, however, that if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. In the event that Tenant shall become a Debtor under the Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all the terms and conditions herein are satisfied. If such Trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of the Petition or such shorter period as imposed by law, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to Tenant or the Trustee, and this Lease shall be terminated, but Landlord’s right to be compensated for damages both at law and as provided herein in such case shall survive.

23.1.     Assumption by Trustee.

(a)     No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapter 7, 11, or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge and agree are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

(1)     The Trustee or the Debtor-In-Possession has cured, or has provided Landlord adequate assurance (as hereinafter defined) that:

(a)	Within ten (10) days from the date of such assumption, the Trustee will cure all monetary defaults under this Lease; and

(b)	Within thirty (30) days from the date of such assumption, the Trustee will cure all nonmonetary defaults under this Lease.

(2)     The Trustee or Debtor-In-Possession has compensated or has provided to Landlord adequate assurance (as hereinafter defined) that within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-In-Possession as recited in Landlord’s written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

(3)     The Trustee or the Debtor-In-Possession has provided Landlord with adequate assurance (as hereinafter defined) of the future performance of each of Tenant’s, the Trustee’s or Debtor-In-Possession’s obligations under this Lease, provided, however, that:

(a)

The Trustee or Debtor-In-Possession shall also deposit with Landlord, in addition to any other security deposit required under the provisions of this Lease, as security for the timely payment of rent, an amount equal to three (3) months rent (as adjusted pursuant to Section 23.1(A)(3)(b) and (c) below) and other monetary charges accruing under this Lease;

(b)

If not otherwise required by the terms of this Lease, the Trustee or Debtor-In-Possession shall also pay in advance on the date minimum rent is payable hereunder, one-twelfth (1/12th) of Tenant’s annual obligations under this Lease for common area maintenance, Taxes, and any other charges payable hereunder

(c)

From and after the date of the assumption of this Lease, the Trustee or Debtor-In-Possession shall pay as minimum rent an amount equal to the sum of the minimum rent otherwise payable hereunder, plus the highest of the amounts of the annual percentage rent payable by Tenant to Landlord for and with respect to any of the then last three (3) full Lease Years prior to the date of Tenant’s Petition under the Bankruptcy Code, which amount shall be payable in advance in equal monthly installments on the date minimum rent is payable hereunder.

(d)

The obligations imposed upon the Trustee or Debtor-In-Possession under this Lease shall continue with respect to Tenant or any assignee of this Lease after the completion of the bankruptcy case, subject to any increased obligations, which thereafter are imposed by any provisions of this Lease.

(4)     The Assumption of this Lease will not:

(a)	Breach any provision in this or any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Building;

(5)     The assumption has been ratified and approved by order of such court or courts as have final jurisdiction over the Bankruptcy Code.

B.      For the purposes of this Section 23, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, “adequate assurance” shall mean:

(1)     The Trustee or Debtor-ln-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-ln-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business on the Premises; and

(2)     The Bankruptcy Court or such court as is exercising jurisdiction over the Bankruptcy Code shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-ln-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, the Trustee or Debtor-In-Possession, acceptable as to value and kind to the Landlord, to secure to Landlord the obligation of the Trustee or Debtor-ln-Possession to cure the monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

23.2.     Subsequent Proceeding. In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-ln-Possession under the provisions of Section 23 hereof, and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Bankruptcy Code, then, and in either such event, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, within thirty (30) days after Landlord shall have received written notice of the occurrence of either such event, but Landlord’s right to be compensated for damages both at law and as provided shall survive.

23.3.     Intentionally Omitted.

23.4.     Assignment by Trustee. If the Trustee or Debtor-ln-Possession has assumed this Lease pursuant to the terms and provisions hereof, for the purpose of assigning (or elects to assign) Tenant’s interest under this Lease, or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance of the future performance (as defined below) of all of the terms, covenants and conditions of this lease to be performed by Tenant. For the purposes of this Section 23, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, “adequate assurance of future performance” shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

(1)     The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant’s obligations under this Lease;

(2)     The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to the Landlord from one or more persons who satisfy Landlord’s standards of creditworthiness;

(3)     Landlord has obtained all consents and waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment;

(4)     The assignee has supplied such additional information required to be supplied herein and has complied with any other conditions set forth herein for an assignment of Tenant’s interest in this Lease or the estate created thereby; and

(5)     The Assignee has deposited with Landlord a security deposit in such amount as has been determined by Landlord to be appropriate based upon the financial information supplied under this Section.

23.5.     Use and Occupancy Charges. When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the Rent specified herein and any other charges payable by Tenant hereunder, including, without limitation, Tenant’s share of common area maintenance expenses, Taxes and the Marketing Charges.

23.6.     No Assignment. Neither Tenant’s interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant created hereby, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive, the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

Tenant hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, Tenant hereby acknowledges that in the event that it shall (i) file in any bankruptcy court of competent jurisdiction a petition in bankruptcy or be the subject of any voluntary or involuntary petition under Title 11 of the U.S. Code as amended (“Bankruptcy Code”); (ii) be the subject of any order of relief issued under the Bankruptcy Code; (iii) file or be the subject of any petition seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (iv) have sought or consented to or acquiesced to the appointment of any trustee or receiver, conservator, or liquidator; or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against Tenant, for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors under any present or future federal or state law relating to bankruptcy, insolvency or relief for debtors, then, subject only to obtaining prior court approval, and without the need for any further showing of cause, Landlord shall thereupon be entitled to, and Tenant hereby irrevocably consents to the granting of relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, and waives any rights under Section 11 U.S.C. Section 365, on or against the exercise of the rights and remedies otherwise available to Tenant as provided by law, any legal action under the applicable state laws (including, without limitation, the right of Landlord to begin or complete the eviction suit and sale of the collateral) and otherwise provided by law, and Tenant irrevocably waives its respective right to object to such relief. Tenant specifically agrees not to directly or indirectly oppose, interfere with, impede or otherwise defend against Tenant’s efforts to gain relief from the automatic stay or to otherwise enforce its rights hereunder. The remedies described in this paragraph are not exclusive and shall not limit Tenant’s rights.

23.7.     Miscellaneous. The rights and remedies of Landlord contained in the provisions of this Section 23 are and shall be deemed to be in addition to, and not in limitation of, applicable rights which Landlord may have hereunder and under applicable statutory and case law. Whenever any of the terms or provisions of this Lease, including, without limitation, rental obligations, are modified pursuant to the provisions of Lease upon Landlord’s request, the parties hereto promptly shall execute, acknowledge and deliver to each other a written instrument evidencing and confirming the same. In no event shall this Lease, if the term hereof has expired or has been terminated in accordance with the provisions hereof, be revived, and no stay or other proceeding shall nullify, postpone or otherwise affect the expiration or earlier termination of the term of this Lease pursuant to the provisions of Section 23 or prevent Landlord from regaining possession of the Premises thereupon.

24.0     Intentionally omitted.

25.0     ROOF. Use of the roof and/or air space above the Premises is reserved exclusively to Landlord. Any use of the roof and/or air space above the Lease Premises or the Building is prohibited.

26.0     TAXES ON LEASEHOLD OR PERSONALTY. Tenant shall be responsible for and shall pay before delinquent all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by the Tenant.

27.0     INTENTIONALLY OMITTED

28.0     TENANT FINANCIAL INFORMATION. In the event, at any time during the Lease Term, Tenant’s financial information is not published and available to the general public, upon request of Landlord, Tenant shall supply bank references, balance sheets and financial statements on an annual basis during the Lease Term within ten (10) days of receipt of written notice from Landlord requesting same.

29.0     EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of site plans, restrictions and similar instruments so long as such easements, rights and dedications do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any consent to the aforementioned documents upon request of Landlord and failure to do so shall constitute an Event of Default under this Lease.

30.0     QUIET ENJOYMENT. If and so long as Tenant pays all Rent and keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance by Landlord, subject to the terms, covenants and conditions of this Lease and of any superior instruments.

31.0     HOLDOVER TENANCY. If Tenant shall hold over after the expiration of the Term, at Landlord’s option, Tenant may be deemed to be occupying the Premises as a tenant from month to month, which tenancy may be terminated by seven (7) days’ notice. During such tenancy, unless otherwise agreed to by Landlord, Tenant agrees to pay to Landlord, monthly in advance, Rent and Additional Rent in an amount equal to two hundred (150%) percent of the monthly installment of the Base Rent plus Additional Rent which was payable on the last day of the Term, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions herein specified. If Landlord relets during the period for which Tenant holds over, Landlord shall be entitled to recover from Tenant any and all costs, legal expenses, attorneys’ fees (provided the same are awarded by a court of competent jurisdiction), damages, loss of profits or any other expenses incurred by Landlord as a result of Tenant’s failure or inability to deliver possession of the Premises to Landlord when required under this Lease.

32.0     AMENDMENT; WAIVER; APPROVAL; CONSENT. This Lease constitutes the entire agreement between the parties. This Lease shall not be amended or modified except in writing signed by both parties. Failure of Landlord or Tenant to exercise any of its rights in one or more instances shall not be construed as a waiver of its right to strict performance of such rights or as to any subsequent breach of any such rights. Wherever this Lease requires either the Landlord’s or Tenant’s consent or approval, such consent or approval shall only be deemed given when in writing and, unless set forth expressly to the contrary, such consent or approval shall be in the reasonable discretion of Landlord or Tenant.

33.0     NOTICES. All notices, communications and statements required or permitted under this Lease shall be in writing, delivered in person or sent by United State Registered or Certified Mail, return receipt requested, with postage prepaid, or Express Mail or Federal Express (or other similar courier service having a delivery system which provides for or makes available a signed receipt of delivery) or by facsimile transmission (provided an original copy is thereafter provided by Express Mail or Federal Express overnight carrier service, addressed to the parties as follows:

AS TO TENANT:	AS TO LANDLORD:
Towerstream Corporation	6800 Broken Sound, LLC
Attention:	Attention: Marc Bell
6800 Broken Sound Parkway	6800 Broken Sound Parkway
Suite 125	Boca Raton, FL 33487
Boca Raton, FL 33487	Phone: (561) 988-1700
Phone: _To be determined

With Copy to:	With a Copy to:

Joseph Hernon	Scott A. Elk, Esq.
Chief Financial Officer	Scott A. Elk, P.A.
Towerstream Corporation	750 Park of Commerce Blvd.
88 Silva Lane	Suite 400
Middletown, RI 02840	Boca Raton, FL 33487
Phone:401-648-1839	Phone: (561) 368-5551

Mail service shall be deemed effective upon the earlier of either seventy two (72) hours after deposit in the U.S. mail, in accordance herewith, or upon receipt or refusal to accept receipt by a reputable courier service. Notices sent by facsimile transmission which are received by 4:00 p.m. (in the addressee’s time zone), shall be deemed delivered as of the date of such transmission, provided that an original copy of such transmission is delivered to the addressee by a nationally utilized overnight courier service on the day following such transmission. Either party by written notice to the other may designate additional parties to receive copies of notices sent to it. Such designees may be changed by written notice. Either party may at any time, in the manner set forth for giving notice to the other, designate a different address to which notices, communication and statements to it shall be sent.

34.0     SCHEDULES; EXHIBITS. All schedules, exhibits and typewritten riders, if any, attached or added hereto are made a part of this Lease by reference and the terms, covenants, and conditions thereof shall control over any inconsistent provisions in the Sections of this Lease.

35.0     LIMITATION OF LANDLORD’S LIABILITY. The term “Landlord” as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in the case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the above, be binding on Landlord’s successors and assigns, only during their respective periods of ownership. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, shareholders, directors, and officers, and Tenant shall look solely to Landlord’s then existing interest in the Building and Project, and to no other assets of Landlord, for satisfaction of any liability in respect of this Lease, and will not seek recourse against the individual partners, shareholders, directors, officers, or any of their personal assets for such satisfaction. No other properties or assets of Landlord shall be subject to levy, execution, or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of landlord and tenant, or Tenant’s use of the Premises.

36.0     LANDLORD’S RESERVED RIGHTS. With prior written notice to Tenant, but without being required to obtain Tenant’s consent, and without liability to Tenant, Landlord shall have the right to (i) sell the Premises (or any portion(s) thereof) and assign this Lease, the Deposit and Prepaid Rent to the purchaser, and upon such assignment Landlord shall be released from all of its obligations under this Lease and Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise, and to recognize such person as successor Landlord under this Lease, provided such new owner assumes all of the obligations of Landlord under this Lease in writing, respects all of the terms and conditions of this lease; and installs and maintains signs on the Premises.

37.0     ESTOPPEL CERTIFICATE. Within ten (10) days after request therefore by Landlord or Tenant, the recipient of such request (“Recipient”) shall execute and deliver (in recordable form) a certificate to any proposed mortgagee or purchaser, requested by the requesting party, together with a true and correct copy of this Lease, certifying (with such exceptions or modifications as may be the case) that to the actual knowledge of the recipient, this Lease is in full force and effect without modification, (i) the amount, if any, of Prepaid Rent and Deposit paid by Tenant to Landlord, (ii) that the Recipient has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for the Recipient’s performance under this Lease, and (iii) any other fact reasonably requested by requesting party or such proposed mortgagee or purchaser. The requesting party may present to the Recipient a form of such certificate, and Recipient’s failure to properly execute and deliver such form of certificate (with such exceptions or modifications noted therein as may be asserted by the Recipient in good faith) within ten (10) days after receipt of written request therefore shall be deemed conclusive upon the Recipient as to the truth of all statements contained therein as presented and may be relied on by any person holding or proposing to acquire an interest in the Premises or any part thereof or this Lease from or through the other party, that this Lease is unmodified and in full force and effect. Further, the Recipient’s failure to properly execute and deliver such form of certificate within ten (10) days after receipt of written request therefore, shall, at the requesting party’s option, be an Event of Default under this Lease.

38.0     ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall give rise to or support or constitute an accord or satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary

39.0     SEVERABILITY. The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms, covenants and conditions to the fullest extent permitted by law. If any term, covenant or condition hereof shall be invalid or unenforceable, the parties agree that such term, covenant or condition shall be stricken from this Lease, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term, covenant or condition of this Lease, and the remaining terms, covenants or conditions hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term, covenant and condition never had been contained herein.

40.0     SUBORDINATION AND NON-DISTURBANCE. This Lease is and shall be subject and subordinate at all times to the lien of any first mortgage now or hereafter covering the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof, and Tenant agrees to execute any commercially reasonable form of documents required to effect or express such subordination. Tenant shall, in the event of a sale or assignment of Landlord’s interest in the premises or the Building which the Premises is located or this Lease or the total tract, or if the Premises or such Building comes into the hands of a mortgagee, ground lessor or any other person, whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord’s request, any commercially reasonable form of subordination and/or attornment agreement required by any mortgagee, ground lessor or other such party to be executed, containing such provisions as such mortgagee, ground lessor or other person requires. Tenant acknowledges and agrees that a form of subordination and non-disturbance required by any lender of Landlord shall be deemed acceptable to Tenant.

If any superior mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action, or deed, then, at the request of such party (hereinafter referred to as “Successor Landlord”), Tenant shall attorn to and recognize each Successor Landlord as Tenant’s Landlord under this lease and shall promptly execute and deliver any instrument as Successor Landlord may reasonably request to confirm such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between successor Landlord and Tenant on all the terms, covenants, and conditions as set forth in this Lease. Further, upon such attornment, Landlord shall be released from any further obligation hereunder.

In accordance with the execution of this Lease Agreement, Landlord shall use its best commercial reasonable efforts to provide Tenant with a non-disturbance Agreement in a form reasonably acceptable to Tenant or any ground lessor, mortgage holder or lien holder of Landlord and encumbering Property. Landlord shall also use its best commercial reasonable efforts to provide Tenant with a non-disturbance Agreement in a form reasonable acceptable to Tenant for any ground lessors, mortgage holders, or lien holders of Landlord who may later come into existence at any time after Lease execution, but during the Term of the Lease or a renewal option thereof. Any such subordination non-disturbance and Attornment Agreement on Lender’s form of such document. The initial proposed form of same is attached hereto as Exhibit “40.0” and made a part hereof.

41.0     TIME. Time is of the essence of this Lease with respect to Tenant’s obligations hereunder and applies to all terms, covenants, and conditions contained herein with respect to Tenant’s obligation hereunder. All “days” set forth in this Lease shall be deemed to be “calendar days” unless specifically stated to the contrary.

42.0     SUCCESSORS AND ASSIGNS. All terms and conditions to be observed and performed by Tenant hereunder shall be applicable to and binding upon Tenant’s respective heirs, administrators, executors, and permitted successors and assigns. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

43.0     RELATIONSHIP OF PARTIES. Anything in this Lease to the contrary notwithstanding, it is agreed that Landlord shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of Tenant in the conduct of its business nor shall Landlord be liable for any debts incurred by Tenant in the conduct of its business. Nothing contained in this Lease shall be deemed or construed to confer upon Landlord any interest in the business of the Tenant. The relationship of the parties during the Term shall at all times be that of landlord and tenant.

44.0     CAPTIONS AND SECTION NUMBERS. The captions and section numbers are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease. It is understood and agreed that verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, or number of the parties hereto.

45.0     AUTHORITY. The person executing this Lease, on behalf of Tenant, does hereby covenant and warrant that Tenant is duly authorized to transact business, is in good standing and existing, that Tenant is qualified to do business in the State of Florida, Tenant has full right and authority to enter into this Lease, and that the persons signing on behalf of Tenant were authorized to do so.

46.0     APPLICABLE LAW. This Lease shall be construed according to the laws of the State of Florida. Should any provision of this Lease require judicial interpretation, it is agreed by the parties hereto that the court interpreting or construing the same shall not apply a presumption that any such provision shall be more strictly construed against the party who itself or through its agent prepared the same, as all parties have participated in the preparation of the provisions of this Lease and that all terms, covenants and conditions were negotiable.

47.0     BROKER INDEMNIFICATION. As part of the consideration for the granting of this Lease, Landlord and Tenant each represent and warrant to the other that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease other than the Brokers. Each party agrees to indemnify the other against any loss, expense (including reasonable attorneys, fees), cost or liability incurred by the other party as a result of a claim by any other broker or finder ( other than Broker) against the indemnifying party.

48.0     SURRENDER OF PREMISES. Tenant agrees to surrender to Landlord, at the end of the Term or upon any earlier termination of this Lease, the Premises in (i) as good condition as the Premises were at the Occupancy Date, ordinary wear and tear excepted; (ii) except as otherwise provided in this Lease, Tenant shall remove its trade fixtures, furnishings and equipment from the Premises and shall repair any damage caused by such removal; and (iii) Tenant shall also remove all rubbish from the Premises. Tenant hereby expressly authorizes Landlord, as agent of Tenant, to remove such rubbish and make such repairs as may be necessary to restore the Premises to such condition and charge Tenant the reasonable and actual cost. At the expiration or earlier termination of this Lease of Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises, ordinary wear and tear excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures (except Landlord’s Personal Property) that may be readily removed without damage to the Premises, the Building or the Property. All improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, “Lines”, wall coverings, carpeting, and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, and Landlord’s Personal Property, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided herein. If prior to such termination Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner, provided, Landlord shall not require removal of customary office improvements installed with Landlord’s written approval (except as expressly and reasonably required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so and Tenant shall pay Landlord’s charges therefor upon demand. All property removed from the Premises by the Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession, shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notice to vacate or quit the Premises upon expiration of this Lease.

49.0     ATTORNEYS’ FEES. If either party herein brings an action to enforce the terms hereof or declare their rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its costs and reasonable attorney’s fees, including all appeals from the non-prevailing party, in any action as awarded by a court of competent jurisdiction.

50.0     RECORDING/MEMORANDUM OF LEASE. At Landlord’s request at any time during the Term, Tenant agrees to join in a memorandum of Lease in form and content reasonably satisfactory to Landlord, which Memorandum may be recorded in the Public Records of Palm Beach County, Florida. In no event shall this Lease be recorded.

51.0     LANDLORD’S DEFAULT. Should Landlord be in default under any of the terms, covenants or conditions of this Lease, Tenant shall give Landlord prompt written notice thereof, and Tenant shall allow Landlord thirty (30) days in which to cure such default, which time shall not, in any event be less than thirty (30) days from the date of Landlord’s receipt of such notice. If the default cannot be cured within such thirty (30) days, no event of default shall be deemed to have occurred so long as Landlord shall commence the curing of such default within the thirty (30) day period and shall thereafter diligently continue the curing of the same. In the event Landlord fails to cure any such default within the period prescribed in this Section or fails to diligently cure any such default, then, after written notice from Tenant to Landlord, Tenant may perform any such obligations of Landlord and Tenant may charge Landlord the reasonable and actual cost of performing such obligation. In no event whatsoever shall Tenant have the right to offset any unpaid amounts against any future payments of Rent.

52.0     FORCE MAJEURE. Neither party shall be required to perform any term, covenant or condition in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any Governmental Authority, civil riots, floods, hurricanes, and any other cause not within the control of Landlord. The provisions of this article shall not operate to excuse Tenant from the payment of Rent or from surrendering the Premises as required under this Lease.

53.0     TENDER AND DELIVERY OF LEASE. Submission of this Lease does not constitute an offer, right of first refusal, reservation of or option for the Premises or any part thereof. This Lease becomes effective as a lease upon execution and delivery by both Landlord and Tenant. Either party reserves the right at any time prior to full execution of this Lease to terminate negotiations of all sorts with the other party, and neither party shall have the right to make any claim for damages or otherwise against the other party, in such case.

54.0     HAZARDOUS WASTE.

54.1.     Tenant represents and warrants to Landlord that Tenant’s use and activities on the Premises shall be conducted in compliance with all applicable environmental ordinances, rules, regulations, statutes, orders, and laws of all local, state, or federal agencies or bodies with jurisdiction over the Premises or the activities conducted on the Premises (hereinafter collectively referred to as the “Environmental Laws”). In the event any of Tenant’s activities require the use of “hazardous” or “toxic” substances, as such terms are defined by any of the Environmental Laws, then Tenant represents and warrants to Landlord that Tenant has received all permits and approvals required under the Environmental Laws with respect to such toxic or hazardous substances. Tenant covenants and agrees to maintain the Premises in a “clean” condition during the term of this Lease, as extended or renewed. As used in this paragraph, the term “clean” shall mean that the Premises are in material compliance with the standards set forth under the Environmental Laws and any standards set forth in this Lease.

54.2.     In the event Tenant breaches any of its material representations, warranties, or covenants and agreements contained in this Section 54 or fails to notify Landlord of the release of any hazardous or toxic substances from the Premises, then such breach or failure to notify shall be deemed an Event of Default and Landlord shall have all rights and remedies available to it, including, but not limited to, the right to terminate this Lease. In the event of an emergency or after Tenant has failed to timely clean up the Premises, Landlord shall be entitled to initiate a clean up of the Premises, in which case Landlord shall be reimbursed by Tenant for, and indemnified by Tenant from, actual and reasonable costs, expense, losses, and liabilities incurred in connection with such clean up of the Premises (including all reasonable attorneys’ and paralegals, fees at trial and all appellate levels) by Tenant. In the alternative, Landlord may require Tenant to clean up the Premises and to fully indemnify and hold Landlord harmless from any and all losses, liabilities, expenses (including, but not limited to, reasonable attorneys’ and paralegals’ fees at trial and all appellate levels), and costs incurred by Landlord in connection with Tenant’s clean up action. However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises of substances customarily used in connection with normal office use provided that such substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted use of the Premises, in accordance with applicable laws and the manufacturers’ instructions therefore.

Notwithstanding anything herein, Tenant agrees to pay, and shall indemnify Landlord from and against, any and all losses, claims, liabilities, costs, and expenses (including reasonable attorneys, and paralegals, fees at trial and all appellate levels) incurred by Landlord as a result of any material breach by Tenant of this paragraph, and/or as a result of any contamination of the Premises due to Tenant’s use of hazardous or toxic substances on the Premises.

54.3.     If Tenant’s operations require the ongoing use of hazardous or toxic substances, then Tenant shall upon written request by Landlord supply Landlord within ten (10) days of receipt of such request with copies of reports and any other monitoring information required by the Environmental Laws, and any failure by Tenant to do so shall be, at Landlord’s option, constitute an Event of Default under this Lease.

54.4.     Environmental Indemnity. Tenant agrees to indemnify and hold Landlord harmless from and against, and shall reimburse the Landlord for, any and all loss, claim, liability, damages, injuries to person, property, or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any Hazardous Substances and/or contaminants, as defined in any local, state, or federal rule, law or regulation, at the Lease Premises, through the acts of the Tenant, its employees, its agents or invitees acting with the Tenant’s authority, whether foreseeable or unforeseeable, regardless of the source of such release and when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all costs in law or in equity of removal, remediation of any kind, and disposal of such Hazardous Substances, all costs of determining whether the Lease Premises is in compliance and cause the Leased Premises to be in compliance with all applicable Environmental Laws, all costs associated with claims for damages to persons, property or natural resources, and Landlord’s reasonable attorneys’ and consultants’ fees and court costs, provided the same is awarded by a court of competent jurisdiction.

55.0     TELECOMMUNICATION LINES.

55.1.     Telecommunication Lines. Subject to Landlord’s continuing right of supervision and approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (“Lines") connecting the Premises to Landlord’s terminal block on the floor or floors on which the Premises are located, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of Landlord's riser Lines or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval hereunder, monitor or supervise Tenant's installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same. In each case, Tenant shall pay Landlord's fees and costs therefor.

55.2.     Installation. Tenant may install and use Tenant's Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord's prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord's then standard form of agreement therefor), (iii) comply with such inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Section 15.0 respecting Alterations, and the Rules respecting access to the wire closets, (iv) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (v) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises.

55.3.     Limitation of Liability. Unless due solely to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant's use of the Lines will be free, from the following (collectively called “Line Problems"): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant's requirements, or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Building by or for other tenants at the Building, by any failure of the environmental conditions at or the power supply for the Building to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising front any Line Problems.

56.0     CONFIDENTIALITY. Landlord and Tenant acknowledge that the terms, covenants and conditions of this Lease have been negotiated based upon a variety of factors occurring at a coincidental point in time, including, but not limited to (i) the individual principals involved and the financial strength of Tenant, (ii) the nature of Tenant’s business and use of the Premises, and (iii) the current lease market and economic conditions affecting rental rates. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, Tenant agrees not to disseminate in any manner whatsoever, (whether by word of mouth, mechanical reproduction, physical tender or by any other manner) the terms, covenants and conditions of this Lease to third parties who could in any way be considered presently or in the future as prospective tenants for this or any other leasehold property within the Building Project.

57.0     INDEMNIFICATION BY TENANT. Tenant shall indemnify and hold Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, agents, employees and beneficiaries harmless from and against any and all claims from or in connection with (a) the conduct or management of the Premises or any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatsoever (unless caused solely by Landlord’s negligence) occurring in, at or upon the Premises as a result of the acts of the Tenant, its servants, agents, invitees or employees; and (d) any Event of Default by Tenant under this Lease; together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon including, without limitation, all reasonable attorneys’ fees and expenses, provided the same is awarded by a court of competent jurisdiction. In case any action or proceeding be brought against Landlord and/or employees by reason of any such claim, Tenant upon notice from Landlord or such Superior Lessor Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such Superior Lessor or Superior Mortgagee).

58.0     PARKING. Landlord shall provide the municipal code required parking for Tenant’s non-exclusive use at the Building. Landlord reserves the right to impose restrictions on all parking areas and to move parking spaces which it may deem necessary to promote the common interests of all tenants, including the right to restrict or prohibit the parking of automobiles of the Tenant and its employees. Parking of trucks and cars by Tenant shall be permitted only in accordance with all Government Requirements.

59.0     RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

60.0     JURY WAIVER: COUNTERCLAIMS. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (i) THIS LEASE, (ii) THE RELATIONSHIP OF LANDLORD AND TENANT, (iii) TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT AGREES THAT IT SHALL NOT INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE; IN ANY SUMMARY PROCEEDING BROUGHT AGAINST TENANT BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. THIS WAIVER IS MADE KNOWINGLY, INTENTIONALLY AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE. TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISIONS AND AS EVIDENCE OF THIS FACT SIGNS IT INITIALS OR THE INITIALS OF ITS DULY AUTHORIZED REPRESENTATIVE IN THE SPACE IMMEDIATELY BELOW.

61.0     VENUE. In any proceeding brought relative to the terms or provisions of this Lease, venue shall be in Palm Beach County, Florida.

62.0     SALE OR TRANSFER OF PREMISES OR ANY INTEREST THEREIN BY LANDLORD. Landlord shall have the right, to sell, mortgage, or otherwise encumber or dispose of Landlord’s interest in the Land and Building containing the Premises, and/or this Lease and to recognize such person as successor Landlord under this Lease (i) change the name or street address of the Premises; and (ii) install and maintain signs on the Premises and Building. In the event of any sale or transfer of any interest in the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed to have assumed and agreed to carry out any and all covenants and obligations of the Landlord under this Lease (upon such purchaser’s written assumption of Landlord’s obligations under this Lease).

63.0     RULES AND REGULATIONS. Tenant agrees to comply with and abide by the rules and regulations (“Rules and Regulations”) of the Building as adopted and amended from time to time by Landlord. The current rent rolls and regulations for the Building are attached hereto as Exhibit 63.0 and made a part hereof. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

IN WITNESS WHEREOF, the respective parties have signed, sealed and delivered this Lease on the date and year written below.

LANDLORD:

Signed, sealed and delivered		6800 BROKEN SOUND, LLC, a Florida corporation
in the presence of:
/s/ Steve Carlino		By:	/s/ Marc Bell
Print Name:	Steve Carlino	Name:	Marc Bell
		Title:	Manager
/s/ Vallerie Trust		Dated:	12/17/14
Print Name:	Vallerie Trust

TENANT:

TOWERSTREAM CORPORATION, a Delaware
Corporation

/s/ Mary-Catherine Armstrong		By:	/s/ Joseph Hernon
Print Name:	Mary-Catherine Armstrong	Name:	Joseph Hernon
		Title:	Chief Financial Officer

/s/ Tara Pacheco		Dated:	12/12/14
Print Name:	Tara Pacheco

EXHIBIT 1.11

OPTION RIDER

OPTION TO RENEW AND EXTEND LEASE

Provided the Tenant shall have fulfilled completely and timely the terms and conditions of the Lease and is not in default thereof, and provided the Tenant has not assigned or sublet the Premises in whole or in part during the Lease Term, Tenant shall have the right to extend the Term of this Lease for one (1) successive sixty (60) month period (the sixty (60) month period shall be the “Option Term”) under the same terms and conditions of the original Lease, with the exception of Annual Base Rent due. It is understood that this Option to Renew and Extend Lease is unique to TOWERSTREAM CORPORATION a Delaware corporation (hereinafter “Tenant”), and upon any assignment or subletting, with or without Landlord’s consent, this Option shall be rendered null and void.

In order to exercise such option to renew and extend this Lease, Tenant shall give notice to Landlord, in writing, of its intention to do so at least one hundred eighty (180) days prior to the expiration of the Lease Term, and if Tenant shall fail to give such notice within such time limit, all rights and privileges as granted to Tenant to renew and extend this Lease shall thereupon be null and void. Time shall be of the essence with respect to providing the written notice required herein.

During the first year of the Option Term, and commencing on the first day of the first month, of the Option Term, the Annual Base Rent as set forth in the Lease shall be the prevailing market rent for the Premises, but in no event less than the Base Rent in the last Lear Year of the Term, with yearly increases during the Option Term at three (3%) percent per Lease Year. In addition, Tenant shall pay all Operating Expenses, and other amounts required pursuant to the Lease Agreement during any such option periods exercised by Tenant.

If the Tenant shall exercise the option to extend the term as set forth herein then the Rent shall be agreed upon by the parties in writing. If the parties are unable to agree on the Annual Base Rent during the first sixty (60) days of the one hundred eighty (180) day notification period for each of the Option Terms exercised by Tenant, then the Rent shall be determined by arbitration subject to the provisions of this section.

Within fifteen (15) days after the expiration of such sixty (60) day period, each party shall appoint a duly qualified real estate broker with a well known firm, excluding any real estate broker who participated in this Lease, (e.g., Grubb & Ellis, etc.), who has at least five (5) years experience and who specializes in leasing of properties similar to the Premises, to act as arbitrator. Within fifteen (15) days thereafter, each arbitrator shall appoint a third person similarly qualified to act as a third arbitrator. If the parties’ arbitrators are unable to agree upon appointment of such third arbitrator within such fifteen (15) day period, then either party, on behalf of both, may petition the American Arbitration Association or the court having jurisdiction over commercial disputes for the city or county in which the Building is located to appoint the third arbitrator. Within thirty (30) days after appointment of the third arbitrator, the three (3) arbitrators shall determine the market annual base rental for the Premises, taking into account the terms of this Lease, the location of the Building and its major comparables, and Premises of comparable quality for tenants of similar size, credit, quality and stature, giving appropriate consideration to annual rental rate (including Building Operating Expenses being paid by Tenant at the commencement of the Option Term), abatement provisions reflecting free rent and/or no rent, brokerage commissions, if any, tenant improvement allowances, inducements, and other tenant benefits and concessions common to the market place, and the amounts determined shall be used as a base for a computation by them of the Annual Base Rent thereunder. In the event the arbitrators are unable to reach a unanimous agreement, the vote of two (2) shall control and the decision of the arbitrators shall be final and binding upon the parties hereto. Landlord and Tenant shall each bear one-half (1/2) the cost of the arbitration.

In addition to Base Rent as calculated herein, Tenant shall remain liable for all Additional Rent, and all other terms, covenants, conditions, obligations, payments, costs and responsibilities of the Lease during the Option Term. Other than as specifically granted herein, Tenant shall not be entitled to any other or further options to extend the Lease.

IN WITNESS WHEREOF, the respective parties have signed, sealed and delivered this Lease on the date and year written below.

LANDLORD:

Signed, sealed and delivered		6800 BROKEN SOUND, LLC, a Florida corporation
in the presence of:
/s/ Steve Carlino		By:	/s/ Marc Bell
Print Name:	Steve Carlino	Name:	Marc Bell
		Title:	Manager
/s/ Vallerie Trust		Dated:	12/17/14
Print Name:	Vallerie Trust

TENANT:

TOWERSTREAM CORPORATION, a Delaware
Corporation

/s/ Mary-Catherine Armstrong		By:	/s/ Joseph Hernon
Print Name:	Mary-Catherine Armstrong	Name:	Joseph Hernon
		Title:	Chief Financial Officer

/s/ Tara Pacheco		Dated:	12/12/14
Print Name:	Tara Pacheco

EXHIBIT “1.7”

Legal Description

PARCEL 1:

Condominium Parcel No. 2, of Broken Sound Corporate Center Condominium, a condominium according to the Declaration of Condominium thereof, recorded in Official Records Book 10760, Page 1268, and amended in Official Records Book 11450, Page 1395, of the Public Records of Palm Beach County, Florida.

PARCEL 2:

Together with a non-exclusive easement for the use of the Common Areas as set forth in the certain Declaration of Covenants and Restrictions for Arvida Park of Commerce West recorded in Official Records Book 2873, Page 745, as amended in Official Records Book 3866, {age 108, of the Public Records of Palm Beach County, Florida.

EXHIBIT “1.19”

REMOVED WALL

(attached hereto)

EXHIBIT “40.0”

SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

(attached hereto)

EXHIBIT “63.0”

RULES AND REGULATIONS

1.0     Access to Property. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Building and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Building may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants (and Landlord shall have no liability for damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or Invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

2.0     Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which may be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises. The suite number and Identification sign shall be prepared and installed by Landlord at Tenant's expense at the principal entry to the Premises (and Tenant, at Tenant's sole cost and expense, may install its logo at the principal entry to the Premises), and at Landlord's cost, in the directory its the Building lobby. Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

3.0     Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

4.0     Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

5.0     Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other-material.

6.0     Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of ether entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Building shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Building without Landlord's prior written approval

7.0     Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Building. Vendors must use freight elevators and service entrances.

8.0     Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises or Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes, file rooms and all other heavy articles and require at Tenant's expense supplementary supports of such materiel and dimensions as Landlord may deem necessary to properly distribute the weight. In connection with any deliveries, Tenant shall protect the Floor of the Premises and of the Building (with materials such as masonite) so as to prevent any damage to any tile on the Premises and the Building.

9.0     Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. ln the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord's reasonable charges therefor. The term "key” shall include mechanical, electronic or other keys, cards and passes.

10.0     Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the "wire" or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of the Lease respecting electric installations and connections, and Article 55.0 respecting telephone lines and connection, and the Lease respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, Janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior written approval Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

11.0     Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not he misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

12.0     Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Article 54.0 respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

13.0     Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to Occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Building and Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

14.0     Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Building. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

15.0     Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that If the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency In the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

16.0     Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

17.0     Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, closeout, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

18.0     Labor Harmony. Tenant shall net use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord's good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in preforming other work, labor or services in or about the Building.

19.0     Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, treating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere in the Property, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Building or elsewhere, or creates health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Building, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Building that is illegal, immoral, obscene, pornographic, or anything that may in Landlord's good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Building, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of this Premises or Building, create waste to the Premises or Building, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (xiii) use the Premises for any purpose, or permit upon the Premises or Building anything that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Building, or (xvi) do or permit anything to be done upon the Premises or Building in any way tending to disturb, bother, annoy or interfere with Landlord or any ether tenant at the Building or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Building.

20.0     Transportation Management. Tenant shall comply with all present or future programs Intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord governmental transportation management organization or any other transportation related committees or entities.

21.0     Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requirements by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.